Exhibit 99.1

Investor Contact: Roberto Cuca Chief Financial Officer 610-882-1820 investorinfo@orasure.com	Media Contact: Jeanne Mell VP Corporate Communications 484-353-1575 media@orasure.com

OraSure Announces Sale of Cryosurgical Systems Business

BETHLEHEM, PA, August 19, 2019 – OraSure Technologies, Inc. (NASDAQ:OSUR), a leader in point-of-care diagnostic tests and specimen collection devices, today announced the sale of its cryosurgical systems business to CryoConcepts, LP for an aggregate purchase price of $12 million in cash.  The transaction includes the transfer of OraSure’s professional Histofreezer® product line and several private label cryosurgical products sold in the consumer market, along with related patents and trademarks, customer contracts and goodwill associated with the business.

“We are pleased to have completed the sale of our cryosurgical systems business. The sale represents a key part of our innovation-driven growth strategy to prioritize our product portfolio and focus our resources on growing our core Molecular Solutions and Infectious Disease businesses through both organic growth and acquisition,” said OraSure President and CEO, Stephen Tang, Ph.D.

“Our management team first introduced Histofreezer® to the U.S. in the early 90’s, so we have deep experience in the cryosurgical market,” said Sam Niedbala, Ph.D., CEO of CryoConcepts, LP.  “Our plan is to leverage the Histofreezer® brand to accelerate our introduction of a new generation of cryosurgical products to the professional and consumer markets on a global basis.  This acquisition also keeps and creates jobs in the Lehigh Valley and is a testament to the partnerships and support by our investors, Embassy Bank, and programs like the Southside KIZ. We are excited to have the Histofreezer® become an important part of our product portfolio and strategy,” he added.

Updated Third Quarter and Full-Year 2019 Guidance

As a result of the sale of the cryosurgical systems business, the Company is revising its third quarter 2019 guidance from $39.0 million to $40.5 million in net revenues and net income of approximately $0.04 per share to $0.05 per share, to $37.5 million to $39.0 million in net revenues and approximately $0.19 per share to $0.20 per share in net income, of which approximately $0.16 per share is attributable to the estimated gain on the sale of the business.  For full-year 2019, giving effect to the sale of the cryosurgical systems business, the Company is revising its guidance of $165.0 million to $170.0 million in net revenue and approximately $0.24 to $0.26 per share in net income to $160.0 million to $165.0 million in net revenues and approximately $0.36 per share to $0.38 per share in net income, of which approximately $0.16 per share is attributable to the estimated gain on the sale of the business.  These projections do not account for the impact of changes in the fair value of acquisition-related contingent consideration or any potential transaction costs related to future business development activity since those items cannot be fully determined at this time.

About OraSure Technologies

OraSure Technologies is empowering the global community to improve health and wellness by providing access to accurate essential information.  OraSure is a leader in the development, manufacture and distribution of point-of-care diagnostic tests, molecular collection devices and other technologies designed to detect or diagnose critical medical conditions. Its first-to-market, innovative products include rapid tests for the detection of antibodies to HIV and Hepatitis C (HCV) on the OraQuick® platform, sample self-collection and stabilization products for molecular applications, and oral fluid laboratory tests for detecting various drugs of abuse. Together with its wholly-owned subsidiaries (DNA Genotek, CoreBiome and Novosanis), OraSure provides its customers with value-added, end-to-end solutions that encompass tools, diagnostics and services.  OraSure’s portfolio of products is sold globally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, research institutions, distributors, government agencies, physicians’ offices, commercial and industrial entities and consumers. For more information on OraSure Technologies, please visit www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: successfully managing and integrating acquisitions of other companies in a manner that complements or leverages our existing business, or otherwise expands or enhances our portfolio of products and our end-to-end service offerings, and the diversion of management’s attention from our ongoing business and regular business responsibilities to effect such integration; the expected economic benefits of acquisitions (and increased returns for our stockholders), including that the anticipated synergies, revenue enhancement strategies and other benefits from the acquisitions may not be fully realized or may take longer to realize than expected and our actual integration costs may exceed our estimates; ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the U.S. Food and Drug Administration (“FDA”) or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for the Company’s products; impact of significant customer concentration in the genomics business; impact of increased reliance on U.S. government contracts; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid or urine testing, collection or other products; market acceptance and uptake of microbiome informatics, microbial genetics technology and related analytics services; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention (“CDC”) or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; ability to maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors that could affect our results are discussed more fully in the Company’s Securities and Exchange Commission (“SEC”) filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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